Exhibit 99.2

Copano Energy, L.L.C.	News Release

Contacts:	Matt Assiff, Senior VP & CFO
Copano Energy, L.L.C.
FOR IMMEDIATE RELEASE	713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600

Copano Energy to Present at the IPAA 2009 Oil and Gas Investment Symposium in New York

HOUSTON, April 15 /PRNewswire-FirstCall/ -- Copano Energy, L.L.C. (Nasdaq: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the Independent Petroleum Association of America (IPAA) Oil and Gas Investment Symposium to be held at the Sheraton New York Hotel & Towers in New York City on April 20 - 22, 2009.
Copano Energy's presentation at the conference will be webcast live on Tuesday, April 21, 2009, at 3:20 p.m. Eastern Time and is expected to last approximately 20 minutes. To listen to a live audio webcast and view Copano Energy's presentation material, visit the Company's website at www.copanoenergy.com under "Investor Relations - Event Calendar." A replay of the presentation will be archived on the website shortly after the presentation is concluded.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.